UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Convertible Preferred Stock and Warrant Purchase Agreement

On November 9, 2012, Idera Pharmaceuticals, Inc. (“Idera” or “the Company”) entered into a Convertible Preferred Stock and Warrant Purchase Agreement (the “Series E Purchase Agreement”) with Pillar Pharmaceuticals II, L.P. (“Pillar II”), an investment partnership, and the other purchaser named therein (together with Pillar II, the “Purchasers”). Youssef El Zein is a member of the Company’s board of directors (the “Board”), and is a director and controlling stockholder of the general partner of Pillar II. Pursuant to the Series E Purchase Agreement, the Company issued and sold to the Purchasers, for an aggregate purchase price of $6,999,993, 424,242 shares of its Series E convertible preferred stock, par value $0.01 per share (“Series E Preferred Stock”), convertible into 8,484,840 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”), and warrants (the “Warrants”) to purchase 8,484,840 shares of Common Stock. Each share of Series E Preferred Stock is convertible into 20 shares of Common Stock at a conversion price of $0.70 per share.

Under the terms of the Series E Purchase Agreement, the Company granted the Purchasers participation rights in future financings. In addition, the Company agreed to use its best efforts to file a preliminary proxy statement for its next annual meeting of stockholders that will, among other things, seek approval from the Company’s stockholders in accordance with Section 5.11 of the Series E Purchase Agreement of the following matters:

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the issuance and sale by the Company to the Purchasers (together with all prior issuances and sales to Pillar Pharmaceuticals I, L.P. (“Pillar I”)) of a number of shares of Common Stock (including securities convertible into or exercisable for Common Stock) that is greater than 19.99% of the outstanding Common Stock or outstanding voting power of the Company after such issuance and sale in accordance with Nasdaq Listing Rule 5635(b) (the “Nasdaq Proposal”);

•	an amendment to the Company’s restated certificate of incorporation (“Certificate of Incorporation”) and bylaws, as necessary, to eliminate the classification of the Board; and

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an amendment (the “Amendment to Series D Certificate of Designations”) to the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate of Designations”) for the Series D convertible preferred stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock”), which is held by Pillar I, to modify the dividend provisions of the Series D Certificate of Designations so that dividends on the Series E Preferred Stock are not required to be paid to the holders of Series D Preferred Stock and to conform the beneficial ownership limitations applicable to the conversion of the Series D Preferred Stock to the beneficial ownership limitations applicable to the conversion of the Series E Preferred Stock.

Also under the terms of the Series E Purchase Agreement, each Purchaser agreed:

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for so long as the Purchaser and its affiliates beneficially own more than 19.99% (prior to the date the stockholders of the Company approve the Nasdaq Proposal) or 25% (effective upon the date that the stockholders of the Company approve the Nasdaq Proposal) of the outstanding Common Stock, that the Purchaser and its affiliates will vote any shares held by them in excess of the number of shares equal to 19.99% or 25%, as applicable, of the outstanding Common Stock (including the shares of Common Stock issuable upon conversion or exercise of securities that are convertible into or exercisable for shares of Common Stock held by such Purchaser and its affiliates) with respect to any matter put to a vote of the holders of Common Stock in the same manner and percentage as the holders of the Common Stock (other than the Purchasers) vote on such matter;

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to certain restrictions on the transfer of any securities issued to such Purchaser (including securities convertible into or exercisable for Common Stock) pursuant to the Series E Purchase Agreement (the “Series E Securities”), including to not sell or transfer any such Series E Securities in one or a series of transactions if such transfer would, in the aggregate, result in the transfer more than 5% of the then outstanding combined voting power of the outstanding securities of the Company (excluding from this restriction certain transfers to permitted transferees or in connection with an underwritten public offering by the Company that has been approved by the Board); and

•	to be subject to a standstill provision that continues for so long as such Purchaser and its affiliates beneficially own more than 15% of the outstanding Common Stock.

The Warrants have an exercise price of $0.70 per share (subject to adjustment) and may be exercised at the Purchaser’s option at any time on or before November 9, 2017. The Warrants provide that the Company may not effect any exercise of the Warrants, and the Warrants may not be exercised with respect to any portion of the Warrants, to the extent that such exercise would result in the Purchaser and its affiliates beneficially owning more than 19.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants), unless the stockholders of the Company approve the Nasdaq Proposal, in which case, the 19.99% limitation will be increased, with respect to any holder of Series E Preferred Stock, to 35%. The Warrants also provide that at any time after November 9, 2014 the Company may redeem the Warrants for $0.01 per share of Common Stock issuable on exercise of the Warrants following notice to the Purchaser if the closing price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days is greater than or equal to $2.80 (subject to adjustment); provided, however, that the Company may not redeem any Warrants from a holder that cannot exercise such Warrants as a result of the beneficial ownership limitations on exercise described above.

The Series E Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The form of Warrant to be issued to the Purchasers is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing descriptions of the Series E Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the Series E Purchase Agreement, the Company entered into a Registration Rights Agreement, dated November 9, 2012, with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants. The Company is subject to specified cash penalties if it fails to file and maintain an effective registration statement. Such penalties are limited to a cumulative maximum penalty equal to 10% of the gross proceeds from the sale of the Series E Preferred Stock. The Company is required to use its reasonable best efforts to maintain the registration statement’s effectiveness until no shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock or upon exercise of the Warrants remain outstanding or issuable, as applicable.

The Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment to Series D Purchase Agreement

On November 9, 2012, the Company entered into Amendment No. 1 (“Amendment No. 1 to Series D Purchase Agreement”) to the Convertible Preferred Stock and Warrant Purchase Agreement, dated as of November 4, 2011 (the “Series D Purchase Agreement”), between the Company and Pillar I. Mr. El Zein is a director and controlling stockholder of the general partner of Pillar I. Pursuant to Amendment No. 1 to Series D Purchase Agreement, the provisions set forth in the Series D Purchase Agreement related to the voting of certain excess shares held by Pillar I and the transfer restrictions imposed on securities purchased by Pillar I thereunder were amended to provide:

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for so long as Pillar I and its affiliates beneficially own more than 19.99% (prior to the date the stockholders of the Company approve the Nasdaq Proposal) or 25% (effective upon the date that the stockholders of the Company approve the Nasdaq Proposal) of the outstanding Common Stock, that Pillar I and its affiliates will vote any shares held by them in excess of the number of shares equal to 19.99% or 25%, as applicable, of the outstanding Common Stock (including the shares of Common Stock issuable upon conversion of securities convertible into or exercisable for shares of Common Stock held by Pillar I and its affiliates) with respect to any matter put to a vote of the holders of Common Stock in the same manner and percentage as the holders of the Common Stock (other than the Purchasers and their affiliates) vote on such matter; and

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for certain restrictions on the transfer of any securities issued to Pillar I (including securities convertible into or exercisable for Common Stock) pursuant to the Series D Purchase Agreement (the “Series D Securities”), including to not sell or transfer any such Series D Securities in one or a series of transactions if such transfer would, in the aggregate, result in the transfer more than 5% of the then outstanding combined voting power of the outstanding securities of the Company (excluding from this restriction certain transfers to permitted transferees or in connection with an underwritten public offering by the Company that has been approved by the Board).

Amendment No. 1 to Series D Purchase Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of Amendment No. 1 to Series D Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Amendment to Series D Warrant

On November 9, 2012, the Company entered into Amendment No. 1 (“Amendment No. 1 to Series D Warrant”) to the Warrant to Purchase Common Stock, dated as of November 4, 2011 (the “Series D Common Stock Warrant”), issued by the Company to Pillar I pursuant to the Series D Purchase Agreement. Pursuant to Amendment No. 1 to Series D Warrant, the provisions set forth in the Series D Common Stock Warrant limiting the Company’s redemption rights with respect to the warrants issued pursuant to the Series D Purchase Agreement were amended to provide that the Company may not effect any exercise of such warrants, and such warrants may not be exercised with respect to any portion of such warrants, to the extent that such exercise would result in Pillar I and its affiliates beneficially owning more than 19.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of such warrants), unless the stockholders of the Company approve the Nasdaq Proposal, in which case, the 19.99% limitation will be increased, with respect to Pillar I, to 35%.

Amendment No. 1 to Series D Warrant is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of Amendment No. 1 to Series D Warrant does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 3.02. Unregistered Sales of Equities Securities.

Pursuant to the Purchase Agreement, on November 9, 2012, the Company issued and sold to the Purchasers, for an aggregate purchase price of $6,999,993, 424,242 shares of its Series E Preferred Stock, convertible into 8,484,840 shares of Common Stock, and Warrants to purchase 8,484,840 shares of Common Stock at a per share exercise price of $0.70 (subject to adjustment). Each share of Series E Preferred Stock is convertible into 20 shares of Common Stock at a per share conversion price of $0.70 (subject to adjustment).

The shares of Series E Preferred Stock and Warrants offered and sold pursuant to the Series E Purchase Agreement were offered and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of certain states, in reliance on the exemption provided by Regulation S under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to Section 4.4.4 of the Series D Certificate of Designations, the conversion price for the Series D Preferred Stock, which was initially set at $1.6275, is required to be adjusted if, among other things, at any time after the original issue date of the Series D Preferred Stock issues Additional Shares of Common Stock (as defined in the Series D Certificate of Designations) without consideration or for consideration per share less than $1.46 (subject to adjustment); provided, however, that the conversion price may not be adjusted to a price that is less than $1.46 (subject to adjustment). As a result of the issuance of the Series E Preferred Stock and Warrants in the transactions described under Item 1.01 of this Current Report, the conversion price of the Series D Preferred Stock has been adjusted to $1.46 pursuant to the terms of the Series D Certificate of Designations. Pursuant to Section 4.9 of the Series D Certificate of Designations, the Company will mail to each holder of Series D Preferred Stock a certificate notifying the holders of the new conversion price.

Pursuant to Section 2(a) of the Series D Common Stock Warrant, in the event the conversion price for the Series D Preferred Stock is adjustment pursuant to the Series D Certificate of Designations, the exercise price with respect to the shares of Common Stock issuable upon exercise of the Series D Common Stock Warrant is required to be adjusted, concurrently with the adjustment to the Series D Preferred Stock conversion price, in the same manner and in the same proportion as the Series D Preferred Stock conversion price is so adjusted. As a result of the issuance of the Series E Preferred Stock and the Warrants in the transactions described under Item 1.01 of this Current Report, the exercise price with respect to the shares of Common Stock issuable upon exercise of the Series D Common Stock Warrant has been adjusted to $1.46 pursuant to the terms of the Series D Common Stock Warrant. Pursuant to Section 2(f) of the Series D Common Stock Warrant, the Company will mail to each holder of a Series D Common Stock Warrant a certificate notifying the holders of the new exercise price.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2012, the Board elected Abdul-Wahab Umari to the Board as a Class I director. Mr. Umari’s term as a Class I director will expire at the Company’s 2014 annual meeting of stockholders.

In accordance with the Company’s director compensation program, Mr. Umari will receive an annual cash retainer of $35,000 for service on the Board, which is payable quarterly in arrears. The Company’s director compensation program includes a stock-for-fees policy, under which Mr. Umari has the right to elect, on a quarterly basis, to receive Common Stock of the Company in lieu of the cash fees. Mr. Umari has not elected to receive the Company’s Common Stock for fees at this time.

In addition, under the Company’s director compensation program, upon his election to the Board, Mr. Umari was granted an option to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $0.69 per share. Pursuant to the Company’s director compensation program, Mr. Umari will also receive an annual option grant to purchase 20,000 shares of the Company’s Common Stock on the date of the Company’s annual meeting of stockholders. All options granted to non-employee directors have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant and vest in equal quarterly installments over three years, subject to continued service as a director. These options automatically become exercisable in full upon the occurrence of a change in control of the Company.

Mr. Umari will be subject to the Company’s Director Retirement Policy, which provides for acceleration of vesting of options and an extension of the exercise period upon the retirement of a non-employee director, as more fully described in the Company’s Proxy Statement filed on April 27, 2012 with the Securities and Exchange Commission.

Mr. Umari was elected by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Umari was elected to the Board in connection with the closing of the purchase by Pillar II of the Company’s securities in the transactions described under Item 1.01 of this Current Report.

Mr. Umari is a managing partner of the general partner of Pillar I and Pillar II. The Company believes that the terms of its transactions with Pillar I and Pillar II, as described under Item 1.01 of this Current Report, were no less favorable than those that the Company could have obtained from unaffiliated third parties.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation permits the Board to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting such series, and fix by resolution, the powers, privileges, preferences and relative, optional or special rights thereof, including liquidation preferences and dividends, and conversion and redemption rights of each such series. On November 9, 2012, the Board of the Company designated 424,242 shares as Series E Preferred Stock, having the rights and preferences set forth in the Certificate of Designations as summarized below.

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Dividends – The holders of Series E Preferred Stock are entitled to receive cash dividends payable quarterly in arrears at the Initial Dividend Rate (as defined below) with the first payment date being March 31, 2013 (the “Series E Preferred Dividends”). If the stockholders of the Company approve the Amendment to Series D Certificate of Designations and the Amendment to Series D Certificate of Designations is filed with the Delaware Secretary of State, the dividend rate with respect to the Series E Preferred Dividends will increase from the Initial Dividend Rate to the rate of 8% per annum. The Initial Dividend Rate is also subject to increase to 8% per annum in the event that, as of any Series E Preferred Dividend payment date, there are no shares of Series D Preferred Stock outstanding. In the event that the Amendment to Series D Certificate of Designations is submitted to the stockholders of the Company and it is not approved, then the holders of the Series E Preferred Stock will no longer be entitled to any Series E Preferred Dividends. The Company will not submit the Amendment to Series D Certificate of Designations to the stockholders for approval if there are no shares of Series D Preferred Stock then outstanding. The term “Initial Dividend Rate” means 4.6% per annum or such other percentage per annum as may be approved by the Company and by the holders of at least a majority of the then outstanding shares of Series E Preferred Stock.

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Liquidation and Other Events – In the event of a liquidation, dissolution or winding up of the Company (other than a Sale of the Corporation (as defined in the Certificate of Designations)), whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, the holders of the Series E Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to the greater of (a) the original per share purchase price of the Series E Preferred Stock ($14.00 per share) plus all accrued or declared but unpaid dividends thereon and (b) the amount that the holder of Series E Preferred Stock would be entitled to receive with respect to each share of Series E Preferred Stock pursuant to such liquidation if all of the outstanding shares of Series E Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such liquidation. Such amount will be paid before any cash distribution may be made or any other assets distributed in respect of the holders of Common Stock, Series A Convertible Preferred Stock, Series D Preferred Stock or any other class of capital stock of the Company ranking junior to the Series E Preferred Stock as to liquidation. In the event of a Sale of the Corporation, after payment to the holders of the Series A Preferred Stock, Series D Preferred Stock and any other class of capital stock of the Company ranking senior to the Series E Preferred Stock, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of shares of Series E Preferred Stock and Common Stock on a pro rata (and as converted to Common Stock) basis based on the number of shares held by each such holder.

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Voting – Unless and until the stockholders of the Company approve the Nasdaq Proposal, the Series E Preferred Stock will have no voting rights. Subject to and effective upon the date that the stockholders of the Company approve the Nasdaq Proposal, each holder of outstanding shares of Series E Preferred Stock will be entitled to cast a number of votes equal to the lesser of (a) the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible and (b) the product of the Voting Adjustment Percentage (as defined in the Certificate of Designations) multiplied by the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible. The intent of the Voting Adjustment Percentage is to provide that the maximum aggregate voting power that the holders of Series E Preferred Stock and their affiliates may hold does not exceed 35% of the total outstanding voting power of the Company at any time. The Voting Adjustment Percentage does not modify the provisions set forth in the Series E Purchase Agreement that require the Purchasers and their affiliates to vote any shares held by them in excess of the number of shares equal to 19.99% or 25%, as applicable, of the outstanding Common Stock (including shares of Common Stock issuable upon conversion or exercise of securities that are convertible into or exercisable for shares of Common Stock held by the Purchasers and their affiliates) in the same manner and percentage as the holders of the Common Stock (other than the Purchasers and their affiliates) vote on such matter as described in Item 1.01 of this Current Report.

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Protective Provisions – For so long as at least 84,849 shares of Series E Preferred Stock (subject to adjustment) remain outstanding, the Company has agreed that it will not, directly or indirectly, (a) amend the Certificate of Incorporation or bylaws of the Company in a manner that adversely and uniquely affects the Series E Preferred Stock, (b) except as expressly permitted by the Certificate of Designations, purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company, or (c) recapitalize or reclassify any of the Common Stock, without in each case the written consent or affirmative vote of the holders of at least 51% of the then outstanding shares of Series E Preferred Stock (in addition to any other vote required by law or the Certificate of Incorporation).

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Conversion – Each share of Series E Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Preferred Stock original issue price by the Series E Preferred Stock conversion price in effect at the time of conversion. The Series E Preferred Stock conversion price is initially equal to $0.70 and the Series E Preferred Stock issue price is initially equal to the $14.00 original purchase price of the Series E Preferred Stock. Accordingly, each share of Series E Preferred Stock is initially convertible at the option of the holder into 20 fully paid and nonassessable shares of the Common Stock. No holder may convert its shares to the extent such conversion would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon conversion of the Series E Preferred Stock), unless the stockholders of the Company approve the Nasdaq Proposal, in which case, the 19.99% limitation will be increased, with respect to any holder of Series E Preferred Stock, to 35%. The initial Series E Preferred Stock conversion price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, are subject to adjustment for stock dividends, stock splits and other similar events, as provided in the Certificate of Designations.

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Redemption – After the later of (i) November 9, 2014 and (ii) the date that no shares of Series D Preferred Stock remain outstanding, the Company may redeem all or a portion of the Series E Preferred Stock for a cash payment equal to the original Series E Preferred Stock issue price per share plus any accrued or declared but unpaid dividends thereon following notice to the holders of the Series E Preferred Stock if the closing price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days is greater than or equal to 400% of the Series E Preferred Stock conversion price. The Company may not redeem any shares of Series E Preferred Stock from a holder that cannot convert such shares of Series E Preferred Stock into Common Stock as a result of the beneficial ownership limitations described above under “Conversion” (such shares, the “Nonredeemable Shares”). In such event, the Company may redeem the Nonredeemable Shares pursuant to alternative redemption provisions set forth in the Certificate of Designations following notice to the holders of the Nonredeemable Shares, for a cash payment equal to the greater of (a) the 20 consecutive trading day average closing price per share of the Common Stock ending on the trading day immediately prior to redemption date plus any dividends accrued or declared but unpaid thereon and (b) the Series E Conversion Price plus any dividends accrued or declared but unpaid thereon.

The Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: November 14, 2012	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series E Preferred Stock of the Company

10.1	Convertible Preferred Stock and Warrant Purchase Agreement, dated November 9, 2012, among the Company and the Purchasers named therein

10.2	Registration Rights Agreement, November 9, 2012, among the Company and the Purchasers named therein

10.3	Form of Warrant issued to each Purchaser pursuant to Convertible Preferred Stock and Warrant Purchase Agreement, dated November 9, 2012, among the Company and the Purchasers named therein

10.4	Amendment No. 1, dated November 9, 2012, to Convertible Preferred Stock and Warrant Purchase Agreement, dated November 4, 2011, between the Company and the Purchaser named therein

10.5	Amendment No. 1, dated November 9, 2012, to Warrant, dated November 4, 2011, between the Company and the Registered Holder named therein